ASSET PURCHASE AND SALE AGREEMENT

by and between

GRP Loan, LLC and GRP Strategies, LLC, as Seller

and

DLJ Mortgage Capital, Inc., as Purchaser

Mortgage Loans and REO Property

October 22, 2009

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (the “Agreement”) dated as of October 22, 2009 by and between DLJ Mortgage Capital, Inc., a Delaware corporation (“Purchaser”) and GRP Loan, LLC and GRP Strategies, LLC, both Delaware limited liability companies(collectively, “Seller”), as Seller.

WITNESSETH:

WHEREAS, Seller owns certain assets consisting of certain residential Mortgage Loans and REO Properties as described herein;

WHEREAS, the Assets are currently serviced by GRP Financial Services Corp. (“Servicer”); and

WHEREAS, the Mortgage Files are in the custody of Wells Fargo Bank Minnesota, N.A., (“Custodian”); and

WHEREAS, Seller desires to sell the Assets, and Purchaser desires to purchase the Assets, on a whole loan, servicing-released basis.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Definitions. Whenever used in this Agreement the following words and phrases shall have the following meanings:

“Agreement” means this Asset Purchase and Sale Agreement, including all exhibits, schedules, addenda, amendments and supplements.

“Assets” means the Mortgage Loans and REO Properties, all of which are being sold pursuant to this Agreement.

“Assignment of Note and Mortgage” means an assignment of the Mortgage Note and Mortgage in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of such Mortgage to the Purchaser.

“Bid Percentage” means the Bid Percentage as specified on Schedule 1 attached hereto.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Claim” means any claim, demand or legal proceeding.

“Closing” means the payment of the Purchase Price, conveyance of the Assets and the delivery of the Closing Documents.

“Closing Date” means October 26, 2009.

“Closing Documents” means all documents described herein, including the Mortgage Files, the Servicing Files and the Property Files, that are required to be delivered at the Closing by the Seller or the Purchaser pursuant to Section 2.16.

“Closing Schedule” means a schedule of all documents actually in the Mortgage Files.

“Condemnation Proceeds” means the net proceeds actually received by Seller when all or any part of a Mortgaged Property or an REO Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof.

“Custodian” shall have the meaning specified in the Preamble.

“Cut-Off Date” means October 7, 2009.

“Deed” shall mean a special or limited warranty deed or equivalent instrument from Seller to Purchaser in recordable form sufficient under the laws of the jurisdiction in which the related REO Property is located to reflect the sale of the REO Property to Purchaser.

“Definitive Transfer Documents” shall have the meaning set forth in Section 2.17.

“Guaranty” means that certain Guaranty executed by SLM Corporation in the form attached hereto as Exhibit C.

“Insurance Proceeds” means proceeds of any hazard policy (or other insurance policy) covering a Mortgaged Property or an REO Property, if any, to the extent such proceeds are not to be applied to the restoration of such property.

“Interim Servicing Agreement” means that certain Interim Servicing Agreement to be entered into between Servicer and Purchaser as of the date of this Agreement in the form of Exhibit A attached hereto.

“Loan Documents” means the documents included in the Mortgage File.

“Lost Note Affidavit” means an affidavit of lost note (in form reasonably acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned.

“Mortgage” means the mortgage, deed of trust, pledge agreement or other instrument securing a Mortgage Note, which creates a first or second lien on, security interest in or security title with respect to the real property securing the Mortgage Note.

“Mortgage File” means with respect to each Mortgage Loan included on the Mortgage Loan Schedule, the documents identified on Exhibit B attached hereto and with respect to each REO Property included on the Mortgage Loan Schedule, the documents identified on Exhibit B attached hereto.

“Mortgage Loan” means any loan, evidenced by a Mortgage Note and secured by a Mortgage on real property, described on the Mortgage Loan Schedule and thereby made subject to this Agreement, which Mortgage Loan includes, without limitation, the Mortgage File, the Servicing File, all monthly payments and prepayments, unapplied funds, liquidation proceeds, disposition proceeds, Insurance Proceeds, Condemnation Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with the Mortgage Loan after the Cut-Off Date.

“Mortgage Loan Schedule” means the dated schedule of Mortgage Loans subject to this Agreement identified on Schedule 1 attached hereto, which schedule shall set forth the following information concerning each Mortgage Loan: (a) loan number; (b) street address, city, state and zip code of the Mortgaged Property; (c) name of Mortgagor; (d) original loan amount; (e) loan origination date; (f) Unpaid Principal Balance; (g) current interest rate; (h) monthly principal and interest; (i) the loan type (e.g.. fixed or adjustable); (j) mortgage insurance percentage (k) property type; (l) lien position; (m) delinquency status (e.g., bankruptcy, foreclosure, etc.); (n) paid to date as of the Cut-Off Date; (o) the Purchase Price; (p) the Bid Percentage; (q) the Closing Date; (r) the Cut-Off Date; and (s) the Servicing Transfer Date. In addition, the Mortgage Loan Schedule shall set forth for each Second Mortgage Loan, the loan number of the Mortgage Loan in first lien position securing the same real property. In addition, the Mortgage Loan Schedule shall set forth the following information concerning each REO Property: (w) identifying number, (x) street address and unit number, if any, of the REO Property, including state city and zip code, (y) the type of residential dwelling constituting the REO Property, and (z) the Unpaid Principal Balance. The Mortgage Loan Schedule may be revised up to the Closing Date to reflect the conversion of any Mortgage Loans to REO Properties and any other changes approved by the Purchaser.

“Mortgage Note” means the note or, with respect to those Mortgage Loans for which such note cannot be located by Seller prior to the Closing Date, a Lost Note Affidavit, along with a copy of the Mortgage Note, if available, or other evidence reasonably satisfactory to Purchaser of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“Permitted Encumbrances” means (a) with respect to the Mortgaged Property or the REO Property, the lien of real property taxes and assessments, ground rents, personal property taxes, water rates, water frontage charges and/or meter charges, vault taxes or charges, sewer taxes or rents and other similar charges or assessments, which are not yet delinquent, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record generally or specifically referred to in the title insurance policy or title opinion issued in connection with the original loan made with respect to the Mortgaged Property or, with respect to the REO Properties, any exceptions to title made in the applicable foreclosure judgment, if any, (c) mechanics’ or similar liens or claims for work, labor and materials (but only if said liens are insured by a title insurance policy), (d) zoning and other land use restrictions and ordinances, including, without limitation, landmark, historic and wetland designations, (e) other matters as to which like properties are commonly subject which do not materially interfere with the benefits intended to be provided by the Mortgage or the REO Property, (f) rights of tenants under leases or other rights of tenants or rights of other occupants of the premises with or without the legal right to do so, (g) any state of facts an accurate survey would show with respect to the Mortgaged Property or the REO Property, (h) the failure of the premises to comply with applicable occupancy law or municipal violations of record, and (i) in the case where the REO Property or the Mortgaged Property is a condominium unit, the lien of a condominium association on such REO Property or Mortgaged Property for unpaid maintenance or common expense assessments which are either not yet due and payable or for which Seller has not received written notice as evidenced by documentation on Servicer’s systems or in a Mortgage File or Property File, provided, however, that Seller shall be responsible for payment of all such charges or liens incurred through and including the Closing Date.

“Property File” means, with respect to each REO Property from the time Seller took title to the REO Property and to the extent that it exists, all correspondence, title insurance reports, title insurance commitments, title insurance policies, appraisal reports, recertified appraisal reports (if any), surveys, termite inspection reports, radon inspection reports, lead based paint inspection reports, structural engineer’s reports, water potability and septic certifications, photographs, tax receipts, hazard and/or flood insurance policies, insurance premium receipts, insurance claim files, evidence of foreclosure on the related Mortgaged Property, including a copy of Seller’s deed to the REO Property, listing agreements or sales contracts, if any, and all other documents and records pertaining to the REO Property in Seller’s possession, custody or control.

“Purchase Price” shall have the meaning set forth in Section 2.3.

“Purchase Price Adjustment” shall have the meaning specified in Section 6.2.

“Purchaser” shall have the meaning specified in the Preamble.

“Purchaser Notice” shall have the meaning specified in Section 6.2(c).

“REO Property” means any real property described on the REO Property Schedule and any Mortgaged Property as to which title shall be acquired by Seller after the Cut-Off Date by foreclosure, deed-in-lieu of foreclosure, or similar means, including condominium units, together with all buildings and improvements thereon. REO Property includes, without limitation, (i) the Deed, the Property File, the leases and lease payments, all liquidation proceeds, disposition proceeds, Insurance Proceeds, Condemnation Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such REO Property, (ii) all fixtures and articles of personal property (if any), now attached or appurtenant to said property, and (iii) all of Seller’s ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, in front of or adjoining the property.

“Rent Receivership Property Schedule” means the list of all of tenant-occupied Mortgaged Properties for which a receiver collects rent as identified on Schedule 3.

“Repurchase Price” means the sum of (i) the product of (x) the unpaid principal balance of such Mortgage Loan on the Cut-Off Date or, in the case of an REO Property, the unpaid principal balance of the related Mortgage Loan specified on the Mortgage Loan Schedule, multiplied by (y) the Bid Percentage paid for such Asset at the time of purchase from Seller, plus (ii) amounts paid by Purchaser on account of reasonable and necessary out-of-pocket expenditures actually made by Purchaser with respect to the Mortgaged Property or the REO Property, as the case may be, including, without limitation, for assessments, taxes, hazard insurance premiums, ground rents, assessments for common charges and similar items to the extent not paid out of an escrow account transferred by the Seller or Servicer to the Purchaser, for other costs and expenses reasonably incurred by Purchaser or Purchaser’s servicer in connection with the servicing and maintenance of the repurchased Asset between the Closing Date and the date of repurchase, and foreclosure attorneys’ fees and other expenses of foreclosure, plus (iii) any Servicing Advances previously reimbursed by Purchaser for the period of time from the Cut-Off Date to the Closing Date, minus any rent payments, liquidation proceeds, disposition proceeds, Insurance Proceeds, Condemnation Proceeds, principal payments, and prepayments, and any other funds or amounts collected by Purchaser with respect to such Mortgage Loan or REO Property, but not including interest payments collected by Purchaser with respect to any Mortgage Loan, which amounts shall be retained by Purchaser.

“Servicer” shall have the meaning set forth in the Preamble.

“Second Mortgage Loan” means a Mortgage Loan secured by a second lien on a Mortgaged Property, identified on Schedule 1.

“Servicing Advances” means all reasonable and routine out-of-pocket costs paid or incurred by Servicer in servicing the Mortgage Loans and REO Properties consistent with the terms of the Interim Servicing Agreement, as applicable, including, without limitation, costs relating to foreclosure, bankruptcy and eviction proceedings; expenses for maintenance, repairs, replacements and restorations; fees of attorneys, collection agencies, appraisers or consultants (other than employees of Servicer); costs to obtain documents or information for the Servicing File; the cost of appraisals, property inspections, credit reports and document preparation; costs to obtain title reports or title commitments; tax service; taxes (including real estate, street vault and ad valorem personal property taxes); recording fees; claims; filing fees; utilities (including, without limitation, telephone service, heat, steam, electric charges, sewer and sanitary charges and taxes thereon); common charges and fees of condominium associations and homeowner associations, assessments, ground rents and premiums or other costs for mortgage insurance, hazard insurance and similar items to the extent not paid out of an escrow account held by Servicer; and the additional costs of force-placed insurance.

“Servicing File” means that certain file for each Mortgage Loan, including all tax receipts, insurance premium receipts, ledger sheets, payment history, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and all other documents and records pertaining to the Mortgage Loan in Seller’s possession, custody or control.

“Servicing Transfer Date” means November 13, 2009.

“Tax Adjustment Request” shall have the meaning specified in Section 2.7.

“Taxes” shall have the meaning specified in Section 2.7.

“to Purchaser’s knowledge” means that Purchaser has no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, Purchaser has conducted a reasonable inquiry to assure the accuracy and completeness of the representation or warranty in question and Purchaser has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

“to Seller’s knowledge” means that Seller has no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, Seller has conducted a reasonable inquiry to assure the accuracy and completeness of the representation or warranty in question and Seller has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

“Unpaid Principal Balance” means (i) for each Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the close of business on the Cut-Off Date set forth on the Mortgage Loan Schedule; and (ii) for each REO Property, the unpaid principal balance of the mortgage loan related to such REO Property as of the close of business on the Cut-Off Date as set forth on the Mortgage Loan Schedule.

Section 1.2. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, “Exhibits”, “Schedules” and other subdivisions or addenda without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, Exhibits, Schedules, and other subdivisions or addenda of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II
PURCHASE AND SALE OF THE ASSETS

Section 2.1. Omitted

Section 2.2. Agreement to Sell and Purchase Assets. (a) Subject to the terms and provisions of this Agreement, Seller hereby agrees to sell, transfer, assign and convey unto Purchaser, and Purchaser hereby agrees to purchase and accept from Seller without recourse, representation or warranty, express or implied, except as set forth in this Agreement, all of Seller’s rights, title and interest in and to the Mortgage Loans and the REO Properties. On the Closing Date, Seller shall deliver to Purchaser all documents and instruments specified in Section 2.16(a)(i) with respect to Mortgage Loans and 2.16(a)(ii) with respect to REO Properties. On the Closing Date, Purchaser shall pay to Seller by wire transfer (which transmission shall occur on the Closing Date) in immediately available funds to the account specified in writing by Seller, the Purchase Price as set forth in Section 2.3 of this Agreement.

(b) Upon the sale of the Assets on the Closing Date, the ownership of (i) each Mortgage Loan, Mortgage Note, the related Mortgage and the contents of the related Mortgage File and (ii) each REO Property and the contents of the related Property File shall be vested in Purchaser and the ownership of all records and documents with respect to the foregoing prepared by or which come into the possession of Seller shall immediately vest in Purchaser. Two days prior to the Closing Date, the Mortgage Files shall be delivered to the Purchaser’s Custodian. The Servicing Files and the Property Files shall be delivered to Purchaser or Purchaser’s designee as set forth herein.

Section 2.3. Purchase Price. The purchase price (the “Purchase Price”) for the Assets shall be the amount obtained by multiplying the Bid Percentage by the aggregate Unpaid Principal Balances of the Mortgage Loans and the REO Properties specified on Schedule 1. Payment of the Purchase Price is subject to the adjustments and credits set forth in this Agreement. Purchaser shall be responsible for all routine Servicing Advances on or subsequent to the Cut-Off Date. Seller shall be responsible for all Servicing Advances prior to the Cut-Off Date. To the extent that the actual amount of any Servicing Advances to be adjusted hereunder is unknown, same shall be estimated and agreed upon by Seller and Purchaser as of the Closing Date and finally adjusted on the Servicing Transfer Date. Purchaser shall not be required to pay the Seller or the Servicer for any escrow advances through the Closing Date. All unapplied funds and funds in escrow on behalf of the Mortgagor shall be delivered to the Purchaser on the Servicer Transfer Date. Negative escrow balances in any account shall not be offset against positive escrow balances in any other accounts. Servicing Advances during the interim servicing period shall be approved by Purchaser in writing, prior to incurring such costs, and shall be billed to Purchaser by separate invoice. Purchaser agrees to be responsible for payment of pre-approved Servicing Advances. The provisions of this Section shall survive the Closing hereunder.

Section 2.4. Payments Received After Cut-Off Date and REO Properties Under Contract of Sale. All loan pay-off proceeds, principal payments, Condemnation Proceeds, Insurance Proceeds, proceeds from sales to third parties at foreclosure sales, net proceeds from sales of REO Property, and any other funds received by Seller in respect of or in connection with any Asset after the Cut-Off Date and prior to the Closing Date shall be held by Seller for the benefit of Purchaser and shall be applied toward the Purchase Price at the Closing. Seller shall deliver a report of such proceeds received as of the Closing Date as set forth on Schedule 2 attached hereto. Mortgage Loans for which there is a rent receivership in effect are set forth on Schedule 3. If rents for such Mortgage Loans are collected by rent receivers who retain all amounts until the receivership is discharged, all rights in respect thereof shall be vested in Purchaser at the Closing.

Section 2.5. Acquisition of Title to Mortgaged Properties. In the event that between the Cut-Off Date and the Closing Date, Seller shall have received title to a Mortgaged Property as a result of foreclosure or otherwise, including by acceptance of a deed in lieu of foreclosure pursuant to any written agreement contained in a Mortgage File, such Mortgaged Property shall be an REO Property and shall be sold to Purchaser pursuant to the representations and warranties contained in Section 3.4 of this Agreement and such other provisions as relate to the sale of REO Property. It is agreed that where applicable, Seller will permit a scheduled foreclosure sale to occur, but where Seller is the purchaser in foreclosure, Seller will cause the referee to execute the terms of sale, but not deliver a referee’s deed until further notice from Purchaser.

Section 2.6. Escrows. After the Closing Date, and to the extent paid or delivered to Purchaser, Purchaser hereby agrees to assume, undertake and discharge any and all obligations of the owner of the Mortgage Loans as may relate to the escrow, maintenance of escrow and payments from escrow of moneys paid by or on account of a Mortgagor (including, without limitation, any obligation to pay interest accruing after the Closing Date to a Mortgagor on the amounts held in any escrow accounts), if required by applicable law or the terms of the applicable Mortgage Loan. After the Closing Date until the Servicing Transfer Date, all collected and undisbursed escrow balance amounts relating to the Mortgage Loans shall be administered by Seller or Servicer for the account of Purchaser. Seller or Servicer shall employ the standards and procedures consistent with the terms of any existing servicing agreement between the Seller and Servicer prior to the Closing Date and pursuant to the terms of the Interim Servicing Agreement after the Closing Date. On the Closing Date, Seller shall provide an accounting to Purchaser of the balance of any escrows for the Mortgage Loans as of the Closing Date. Seller or Servicer shall pay over and/or deliver such collected amounts to Purchaser on the later of the Closing Date or the Servicing Transfer Date. Purchaser shall not be required to reimburse Seller for any negative escrow amounts incurred by Seller or Servicer through the Closing Date. This paragraph shall survive Closing.

Section 2.7. Real Estate Taxes. Seller acknowledges its liability for all real estate taxes, water and sewer rents, ground rents, leasehold payments, condominium charges, municipal charges, assessments and other charges affecting the Mortgaged Properties or REO Properties (collectively, the “Taxes”) that are delinquent as of the Closing Date. Purchaser shall be liable for all other Taxes on the Mortgaged Properties and the REO Properties. Taxes paid by Seller prior to the Closing Date with respect to periods that extend beyond the Closing Date shall be prorated and adjusted as of the Closing Date and reconciled on the Servicing Transfer Date. If any escrow funds remain in a Mortgage Loan or REO Property account after the Closing Date, Seller shall transfer such escrow funds to Purchaser. Within ten (10) Business Days of Purchaser’s delivery to Seller of a Tax Adjustment Request (defined herein), Seller shall pay to Purchaser any adjustments of the Taxes requested therein. A “Tax Adjustment Request” is a written request delivered by Purchaser to Seller within four (4) months of the Closing Date, with a calculation of the Tax adjustment pursuant to the terms of this Section 2.7 and a request for Seller to pay the Tax adjustment amount. The failure of Purchaser to deliver the Tax Adjustment Request within four (4) months of the Closing Date shall relieve Seller of its obligations to reimburse Purchaser pursuant to this Section 2.7. This paragraph shall survive Closing.

Section 2.8. Condemnation and Insurance Proceeds. Seller agrees to give Purchaser written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any material part of any Mortgaged Property or REO Property, promptly after Seller’s receipt thereof. If, after the Cut-Off Date but prior to the Closing Date, all or any part of such Mortgaged Property or REO Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, or if a Mortgaged Property or REO Property is damaged in whole or in part, Seller will credit to Purchaser on the Closing Date an amount equal to the Condemnation Proceeds or the Insurance Proceeds, as the case may be, received by Seller in respect of such condemnation or damage. If by the Closing Date, Seller has not received the Condemnation Proceeds or the Insurance Proceeds, as the case may be, then the parties shall still consummate the conveyance on the Closing Date of the REO Property or the Mortgage Loan relating to such Mortgaged Property, and as of such Closing Date, Purchaser shall be entitled to all rights of Seller to the Condemnation Proceeds and the Insurance Proceeds, if any, and to all other rights or claims arising out of or in connection with any such eminent domain, condemnation action or proceeding or hazard insurance claim.

Section 2.9. Conveyance of Servicing. On the Closing Date, Seller shall transfer all rights to servicing with respect to the Mortgage Loans and REO Properties to Purchaser. As of the date of this Agreement, Servicer and Purchaser shall enter into an Interim Servicing Agreement .

Section 2.10. Notice to Mortgagors. Seller and Purchaser shall comply with their respective obligations to provide notice of transfer of servicing to Mortgagors pursuant to Section 6 of the Real Estate Settlement Procedure Act. Seller and Purchaser shall provide separate notices, each party being entitled to review and approve the other’s notice prior to mailing.

Section 2.11. Closing Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereunder are completed, Purchaser and Seller shall each be responsible for the payment of its own closing expenses including the conducting of any due diligence investigation and its expenses in negotiating and carrying out its obligations under this Agreement. Purchaser shall pay its expenses in the preparation for and transfer of the Mortgage Loans and REO Properties on the Servicing Transfer Date.

Section 2.12. Pending Legal Proceedings. (a) After the Cut-Off Date and prior to the Closing Date, Seller shall cause Servicer to continue to prosecute Seller’s legal remedies with respect to the Mortgage Loans employing the same standards and procedures employed as of the date hereof, consistent with the servicing practices of prudent mortgage lending institutions and applicable law. Purchaser shall reimburse Seller for any costs and legal fees incurred by Seller in connection with Purchaser’s failure to use its best efforts to comply with the requirements of Section 2.12(b). Except with respect to any legal actions brought against Seller or Servicer, Seller and Servicer shall not have any right to participate after the Closing Date for their own account in litigation relating to any Mortgage Loan sold to Purchaser and will cooperate with and make its employees who are knowledgeable in matters relating to any such litigation available to Purchaser, any out of pocket costs associated therewith to be paid by Purchaser.

(b) With respect to any Mortgage Loan which is, as of the Closing Date, the subject of litigation, bankruptcy or foreclosure, Purchaser, Servicer and Seller agree to cooperate and use their reasonable best efforts, within sixty (60) days after the Closing Date and at Purchaser’s expense, to (i) notify the Clerk of the Court, any foreclosing or bankruptcy trustee and all counsel of record in each such proceeding of the transfer of the Mortgage Loan from Seller to Purchaser, (ii) file pleadings to relieve Seller’s counsel of record from further responsibility in such litigation, unless said counsel has agreed, to represent Purchaser in said proceedings at Purchaser’s expense, and (iii)make application to the Court to remove Seller as a party in such action and substitute Purchaser, or its designee, as the real party-in-interest, and change the caption thereof accordingly. In connection therewith, after the Closing Date, Purchaser shall have the sole responsibility to determine the appropriate direction and strategy for such litigation or proceeding. If Purchaser fails to use its best efforts to comply with the above requirements, Seller, upon 10 business days prior written notice to Purchaser, may on Purchaser’s behalf and at Purchaser’s expense complete any of the actions specified in clauses (i), (ii) and (iii) above. Purchaser acknowledges that its failure to comply with the provisions of this paragraph may affect Purchaser’s rights in any such litigation or proceeding (including, without limitation, any dismissal with prejudice or the running of any statute of limitations), if any such action or proceeding is dismissed. Seller has no objection, and hereby consents, to Seller’s counsel representing the Purchaser after the Closing Date.

Section 2.13. Risk of Loss; Insurance. From and after the Closing Date, Purchaser assumes all risk of loss to the REO Properties. Through the Closing Date, Seller shall maintain insurance on the REO Properties on behalf of and for the account of Purchaser. Seller’s insurance on the REO Properties is not transferable or assignable.

Section 2.14. Mortgaged Property and REO Property Charges. With respect to the Mortgaged Property and REO Properties, the following items for which Servicer has received notice by the Closing Date and has either documented its systems or retained the notice in the Mortgage Files, are to be paid by Seller through and including the Closing Date: utilities (including, without limitation, telephone service, heat, steam, electric power, cable and trash removal, fuel, water rates, water frontage charges and/or meter charges), sewer and sanitary charges and taxes thereon, amounts prepaid or payable pursuant to the insurance premiums, condominium and home owner association fees, assessments, maintenance and common charges. Purchaser shall be responsible for and shall pay any such charges on bills received after the Closing Date without regard to when such charges were incurred. Liability for real estate taxes is set forth in Section 2.7. This paragraph shall survive Closing.

Section 2.15. Closing. Seller and Purchaser agree that the Closing shall be held on the Closing Date by telephone, fax, and/or mail as agreed by Seller and Purchaser. Seller shall deliver on or before the Closing Date to the Custodian, by a reputable overnight or same day carrier, the Closing Documents and a Closing Schedule listing all documents actually contained in the respective Mortgage Files.

Section 2.16. Closing Date. On the Closing Date,

(a) Seller shall or shall cause an appropriate party controlled by Seller to:

(i) with respect to the Mortgage Loans:

(A)	sell, assign, convey and transfer to Purchaser all of Seller’s (or the appropriate party controlled by Seller’s) right, title and interest in and to the Mortgage Loans; and

(B)	Subject to the provisions of clause (iii) below, deliver the Mortgage Files to Purchaser or Purchaser’s designee.

(C)	deliver a bailment letter to Purchaser and the Custodian for each Mortgage File.

(ii)	with respect to the REO Properties:

(A)	sell, assign, convey and transfer to Purchaser good and marketable fee simple title to each REO Property, subject only to Permitted Encumbrances;

(B)	subject to the provisions of clause (iii) below, deliver the Mortgage Files and Property Files to Purchaser or Purchaser’s designee;

(C)	deliver a blanket assignment of leases and tenancies (if any), duly executed by Seller, assigning to Purchaser all of Seller’s right, title and interest as landlord in and to leases and tenancies of the REO Properties, including all security deposits held by Seller, and pursuant to which Purchaser assumes all of Seller’s duties and responsibilities with respect thereto, arising from and after such date together with such executed leases as Seller has in its possession (if any); and

(D)	deliver to Purchaser’s designated broker or agent, unless such REO Property is occupied, listed for sale, under contract of sale or sold, keys for each REO Property to the extent available and in the possession or control of Seller.

(iii) with respect to the Mortgage Files:

(A)	Seller shall be required to deliver all documents and other items specified on Exhibit B;

(B)	If Seller does not possess an original, Seller may, in lieu of an original, deliver a recorded copy or evidence of recording of any Loan Documents which are recorded.

(iv) with respect to the Servicing Files and Property Files, deliver such files to Purchaser or Purchaser’s designee at Closing or on a certain date after Closing, as agreed by the Purchaser and Seller, but in no event later than the Servicing Transfer Date; and

(v) deliver the Guaranty to the Purchaser.

The responsibility and cost of preparing and executing the foregoing transfer documents to be executed and made available on the Closing Date shall be borne by Seller. However, Purchaser agrees, acknowledges, confirms and understands that Purchaser shall be responsible for the recording and/or filing of the originals of any assignments of mortgage and the deeds and shall pay all costs, transfer taxes and deed stamps, fees and expenses for the recording and/or filing of the assignments of mortgage and the deeds. Each of Seller and Purchaser shall also execute on the Closing Date and deliver to the appropriate taxing authorities any transfer tax returns or other filings required in connection with the payment of any such taxes. Seller reserves the right to retain copies of all or any portion of the Mortgage Files or the Property Files. This paragraph shall survive the Closing.

(b) Purchaser shall pay to Seller in immediately available funds an amount equal to the Purchase Price as set forth in Section 2.3 of this Agreement as adjusted hereunder.

Section 2.17. Completion of Definitive Transfer Documents. It is the intention of Seller and Purchaser that conveyance of Seller’s right, title and interest in the Mortgage Loans and REO Properties is to be effected by Seller through the execution and delivery of Asset-specific, definitive transfer documents (the “Definitive Transfer Documents”) including (a) a definitive Assignment of Note and Mortgage for each Mortgage Loan and (b) a definitive Deed for each REO Property, in each case, to be duly executed by Seller or the appropriate party in title by the Closing Date, with all schedules completed, and in proper form for recording in the appropriate land records for the jurisdiction in which the applicable Mortgaged Property or REO Property is located. Purchaser acknowledges, however, that certain information or documentation necessary to complete such Definitive Transfer Documents (such as recording information for prior transfers, verified legal descriptions and tax lot numbers or original referee’s, sheriff’s or foreclosure deeds) may not be available prior to the Closing Date. Seller shall (i) use all reasonable efforts prior to the Closing Date to obtain all necessary information to complete the Definitive Transfer Documents, (ii) execute and deliver to Purchaser at the Closing original forms of Definitive Transfer Documents for each of the Assets, complete where possible and containing blanks or missing schedules for Assets as to which necessary information has not been obtained, (iii) grant to Purchaser an irrevocable limited power of attorney granting Purchaser the authority to fill in all missing information, attach all necessary schedules and otherwise complete the Definitive Transfer Documents and (iv) cooperate with Purchaser in all reasonable respects after the Closing to obtain any missing information or documentation necessary to complete and record the Definitive Transfer Documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representation and Warranties as to Purchaser. As a condition to the consummation of the transactions contemplated hereby, Purchaser represents and warrants that each of the following representations and warranties of Purchaser is true and correct and shall be true and correct on each Closing Date.

(a) Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the State of its organization with full corporate power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Purchaser is duly qualified and in good standing as a foreign corporation in all jurisdictions where it is required to be qualified, except where the failure to be qualified is not material. Purchaser has taken all corporate action required to authorize its execution, delivery and performance of this Agreement.

(b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of Purchaser, or (B) any provision of any law or regulation to which Purchaser is subject, or (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of its assets or property. Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement.

(c) Legal Action Against Purchaser. There is no action, suit or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement or performing any of its obligations under or pursuant to this Agreement.

(d) Binding on Purchaser; Enforceability. This Agreement, assuming due authorization, execution and delivery hereof by Seller constitutes the valid, binding and legal obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e) Decision to Purchase. Purchaser is a sophisticated investor and its bid and decision to purchase the Assets are based upon its own independent evaluations of the Mortgage Files, the Property Files and other materials made available by Seller and deemed relevant by Purchaser and its agents. In entering into this Agreement, Purchaser has not relied upon any oral or written information from Seller, or any of its respective employees, affiliates, agents or representatives, other than the representations and warranties of Seller contained herein. Purchaser has had an opportunity to perform an examination of the Assets and to become aware of the physical condition of the Mortgaged Properties and the REO Properties. Purchaser further acknowledges that no employee or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE ASSETS (INCLUDING, WITHOUT LIMITATION, THE VALUE, MARKETABILITY, CONDITION OR FUTURE PERFORMANCE THEREOF, THE EXISTENCE OF LEASES OR THE STATUS OF ANY TENANCIES OR OCCUPANCIES WITH RESPECT THERETO, THE APPLICABILITY OF ANY RENT CONTROL OR RENT STABILIZATION LAWS OR THE COMPLIANCE OR LACK OF COMPLIANCE THEREOF WITH ANY LAWS (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL, LAND USE OR OCCUPANCY LAWS)).

(f) Due Diligence. Purchaser has been urged, invited, directed and provided the opportunity to conduct such due diligence review and analysis of the due diligence materials (including, but not limited to the Loan Documents, the Mortgage Files, the Property Files and related information), together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any Mortgagors, guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as the Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Assets. Purchaser acknowledges that it has, in fact, conducted such due diligence review and analysis.

(g) Assets Sold AS IS. Purchaser acknowledges and agrees that except for warranties and representations set forth in this Agreement, Seller has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of the Loan Documents, the Mortgage Files, or the Property Files, and, subject to the terms of this Agreement, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Assets is sold, transferred, assigned and conveyed to Purchaser on an “AS IS, WHERE IS” basis, WITH ALL FAULTS.

(h) Intentionally Omitted .

(i) No Commission. Purchaser has not employed or used a broker or anyone else who might be entitled to a fee or commission in connection with the transactions contemplated herein. Neither Purchaser nor any affiliate of Purchaser is entitled to a fee in connection with the transactions contemplated hereby.

(j) Successor Servicer. Purchaser acknowledges and agrees that the servicer Purchaser selects to service the Mortgage Loans and the REO Properties will have the staff and resources necessary to timely and accurately comply with its servicing responsibilities and will perform its servicing responsibilities in accordance with prudent servicing guidelines and all applicable laws and regulations.

Section 3.2. Representation and Warranties as to Seller. As a condition to the consummation of the transactions contemplated hereby, each Seller represents and warrants that each of the following representations and warranties of Seller as it applies to such Seller is true and correct and shall be true and correct on each Closing Date:

(a) Authority. Seller is a duly organized limited liability company, validly existing and in good standing under the laws of the State of its organization. Seller has full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transaction contemplated by this Agreement. Seller is duly qualified, licensed and in good standing in all jurisdictions where it is required to be qualified and/or licensed, except where the failure to be qualified is not material. Seller has taken all action required to authorize its execution, delivery and performance of this Agreement.

(b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement by Seller and the performance of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of Seller, or (B) any provision of any law or regulation to which Seller is subject, or (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which it is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any of its assets or property. Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Seller of this Agreement.

(c) Legal Action Against Seller. There is no action, suit or proceeding pending or, to Seller’s knowledge, threatened against Seller in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement or performing any of its obligations under or pursuant to this Agreement.

(d) Binding on Seller; Enforceability. This Agreement, assuming due authorization, execution and delivery hereof by Purchaser, constitutes the valid, binding and legal obligations of the Seller, enforceable against the Seller in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e) No Commission. Seller has not employed or used a broker or anyone else who might be entitled to a fee or commission in connection with the transactions contemplated herein. Neither Seller nor any affiliate of Seller is entitled to a fee in connection with the transactions contemplated hereby.

(f) Foreign Person. The Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or the Purchaser in connection with such declaration.

Section 3.3. Representation and Warranties as to Each Mortgage Loan. As a condition to the consummation of the transactions contemplated hereby, Seller hereby represents and warrants to the Purchaser that with respect to each Mortgage Loan, as of the date hereof and, except as otherwise specifically provided herein, on each Closing Date:

(a) True Information. The information set forth on the Mortgage Loan Schedule set forth on Schedule 1 is true, correct and complete in all material respects.

(b) Ownership; Authority. Seller has good and marketable title to each Mortgage Loan, and Seller is the sole owner and holder of the Mortgage Note free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same, subject only to Permitted Encumbrances.

(c) Disbursement. The proceeds of the Mortgage Loan have been fully disbursed. There is no obligation or requirement that any person make future advances or lend additional funds thereunder. As to Second Mortgage Loans, all credit lines have been terminated. All costs, fees and expenses incurred in making or closing the Mortgage Loan or recording the Mortgage were paid.

(d) No Modifications. The terms of the Mortgage Note and the related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, including forbearance agreements or assumption and modification agreements contained in the Mortgage File.

(e) No Releases or Satisfaction. The Mortgage Loan has not been satisfied, canceled, subordinated or rescinded and no property has been released from the lien of the Mortgage other than partial releases of lien which had, at the time of release, no material adverse effect on the remaining value of the Mortgaged Property. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement.

(f) No Defenses. The Mortgage Note and the related Mortgage are not subject to any valid right of rescission, set-off, abatement, diminution, or any counterclaim or defense.

(g) Lien Position. The Mortgage is a valid, continuing and enforceable lien, in the lien position set forth on the Mortgage Loan Schedule, on an undivided one-hundred percent (100%) fee simple interest in the related Mortgaged Property, including all improvements from time to time constituting part of the Mortgaged Property, subject only to Permitted Encumbrances.

(h) Enforceability. The Mortgage Note, related Mortgage and other agreements executed in connection therewith (including any guaranty) are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally. The related Mortgage contains enforceable provisions customary among prudent mortgage lending institutions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property and of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, (b) where permitted by law, power of sale, and (c) judicial foreclosure.

(i) Title Insurance. Each mortgage Loan is covered by (a) an ALTA lender’s title insurance policy issued at the time such Mortgage Loan was made by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring, subject only to exceptions acceptable to prudent lending institutions in the jurisdiction in which the Mortgaged Property is located, the Seller, its successors and assigns as to the lien priority of the Mortgage specified in the Mortgage Loan Schedule in the original principal amount of the Mortgage Loan, (b) a title opinion from an attorney licensed to practice in such jurisdiction in such form and substance as was acceptable to prudent mortgage lending institutions in the jurisdiction where the Mortgaged Property is located, or (c) such other form of title assurance as was acceptable to prudent mortgage lending institutions in the relevant jurisdiction (including blanket insurance coverage).

(j) Hazard Insurance. All improvements upon the Mortgaged Property are insured pursuant to (i) a blanket force placed hazard insurance policy or (ii) a hazard insurance policy that (A) insures against loss by fire, hazards of extended coverage and such other hazards as are customary in the locality where the Mortgaged Property is situated, and (B) contains a “standard” mortgage clause naming Seller, its successors and assigns, as mortgagee and loss payee. All such insurance is in full force and effect and all premiums thereon have been paid at least to and including the Closing Date. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance (including, if required, flood insurance), at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(k) Litigation. Except for bankruptcy filings by Mortgagors and foreclosure actions brought by the Seller, as of the Cut-Off Date, to Seller’s knowledge, there is no litigation or other proceeding or governmental investigation pending, or an order, injunction or decree outstanding, existing or relating to the Mortgaged Property or the Mortgage Loan.

(l) Mortgage Servicing. The servicing and collection of the Mortgage Loans has been performed using acceptable servicing practices and in all material respects in accordance with applicable laws and regulations.

(m) Adjustable Rate Loans. If a Mortgage Loan is an adjustable rate loan, the Seller has properly calculated adjustments in the interest rate and monthly payment for each adjustment date and has notified the related Mortgagor of such adjustments, all in accordance with related Mortgage Note and applicable law.

Section 3.4. Representations and Warranties as to REO Properties. As a condition to the consummation of the transactions contemplated hereby, Seller hereby represents and warrants to the Purchaser that with respect to each REO Property, as of the date hereof and, except as otherwise specifically provided herein, on each Closing Date:

(a) True Information. The information set forth on the Mortgage Loan Schedule is true, complete, and correct in all material respects.

(b) Ownership; Title. Seller has good and marketable title to, and is the sole owner and, as of the Closing Date, will be the record holder of the REO Property free and clear of liens and encumbrances, subject only to Permitted Encumbrances, pending Deed transfers after foreclosure sales and, in the case of each REO Property that is condominium unit, any rights of first refusal of the related condominium associations; provided, however, no such right of first refusal shall affect the sale of the REO Property from the Seller to the Purchaser. Seller has the full right and authority to sell the REO Property.

(c) Litigation. Except for eviction actions brought by the Seller, to Seller’s knowledge, there is no litigation, proceeding or governmental investigation pending, or an order, injunction or decree outstanding, existing or relating to the REO Property.

(d) Hazard Insurance. All improvements upon the REO Property are insured pursuant to a non-transferable, non-assignable blanket hazard insurance policy that insures against loss by fire, hazards of extended coverage and such other hazards as are acceptable to prudent mortgage lending institutions in the locality where the REO Property is situated. All such insurance is in full force and effect and all premiums thereon have been paid at least to and including the Closing Date. Purchaser shall have no rights in or to said blanket hazard insurance policy after the Closing Date.

(e) Compliance with Foreclosure Requirements. In acquiring title to the REO Property, the Seller materially complied with all applicable federal, state and local laws regarding mortgagors’ rights and the commencement and prosecution of foreclosure proceedings, procedural or substantive. There is no litigation, which has not been dismissed or settled, which sought to enjoin the foreclosure sale.

Section 3.5. Breach of Representation or Warranty. Seller and Purchaser understand that if any of Seller’s representations or warranties in Sections 3.3 or 3.4 are breached, Purchaser may exercise its rights and the remedies expressly set forth in Article VI.

ARTICLE IV
CLOSING

Section 4.1. Conditions Precedent to Closing. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment or waiver on or prior to the Closing Date, of the following conditions:

(a) Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement.

(b) Representations and Warranties. The representations and warranties of Seller set forth in Article III shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except as otherwise contemplated by this Agreement or consented to in writing by Purchaser (it being understood that representations and warranties that speak as of a specified date shall continue to speak only as of the date so specified).

(c) Interim Servicing Agreement. Purchaser shall have received the Interim Servicing Agreement duly executed by Servicer (subject to Purchaser’s countersigning of same).

Section 4.2. Conditions to Obligation of Seller. The obligations of Seller to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a) Performance of Obligations. Purchaser shall have in all material respects performed all obligations required to be performed by it under this Agreement pursuant to the terms of this Agreement on or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Purchaser set forth in Article III shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement or consented to in writing by Seller (it being understood that representations and warranties that speak as of a specified date shall continue to speak only as of the date so specified).

ARTICLE V
SERVICING OF THE MORTGAGE LOANS AND REO PROPERTIES

Section 5.1. Transfer of Servicing. All the Assets shall be sold and conveyed to the Purchaser on a servicing released basis. As of the Closing Date, Seller shall be discharged and released from all rights, obligations, liabilities and responsibilities with respect to the servicing of the Mortgage Loans and REO Properties thereafter and all rights, obligations, liabilities and responsibilities with respect to the servicing of the Mortgage Loans and REO Properties shall pass to the Purchaser. As of the date of this Agreement, Servicer and Purchaser shall enter into an Interim Servicing Agreement.

Section 5.2. IRS Forms. Seller shall file or cause be filed all IRS forms 1099, 1099A, 1099C, 1098, 1041, K-1 and all other applicable tax forms which are required to be filed on or before January 31 of the calendar year subsequent to the Closing Date, in relation to the servicing and ownership of the Mortgage Loans and the REO Properties from January 31 of the year of the Closing Date, to the Servicing Transfer Date. Purchaser shall file or cause to be filed all applicable tax forms in relation to the servicing and ownership of the Mortgage Loans and the REO Properties for the period after the Servicing Transfer Date.

ARTICLE VI
SURVIVAL OF THE REPRESENTATIONS AND
WARRANTIES, INDEMNIFICATION AND REMEDIES

Section 6.1. Survival. Each and every representation, warranty and covenant made by Purchaser or Seller in this Agreement shall survive the Closing in accordance with Section 10.6, provided, however, that Purchaser shall only have the remedies for the breach of any representation, warranty or covenant contained in Sections 3.3 and 3.4 of this Agreement as provided in this Article VI.

Section 6.2. Purchaser’s Remedies. (a) Breaches Entitling Purchaser to Remedy. Upon discovery by Seller or Purchaser of a breach of any of the representations and warranties set forth in Sections 3.3 or 3.4, which breach materially and adversely affects the value to the Purchaser of any Mortgage Loan or REO Property owned by Purchaser or the interest of Purchaser therein, the party discovering such breach shall give prompt written notice thereof to the other party. Prompt written notice is notice given within 15 business days of discovery. A notice of Claim must be delivered by Purchaser to Seller no later than the date that is twelve months after the Closing Date

(b) Form of Notice Required to Seek Remedy. In order to claim any remedy under this Section 6.2, Purchaser shall deliver to Seller, within fifteen (15) Business Days of discovery by the Purchaser of a breach, a notice of Claim setting forth the following:

(i) the identity of the Asset (by the number assigned to such Asset by Seller at the time of sale as set forth on the Mortgage Loan Schedule) with respect to which the breach is alleged to have occurred;

(ii) a reasonably detailed description of the claimed breach (including reasonably detailed information of the material adverse effect on the value of the Asset to which such claimed breach relates); and

(iii) the section and subsection of this Agreement under which such breach is claimed.

Any discovery by the Seller of a breach shall not (unless Purchaser knows of such breach) require the foregoing notice of Claim requirements.

(c) Remedies. In the event of a breach, within sixty (60) days of Seller’s receipt of notice of Claim (the “Purchaser Notice”) of the breach of a representation or warranty made by Seller, Seller shall, at its option, elect to either (A) cure such breach referred to in the notice of Claim, in all material respects within such sixty (60) day period, (B) reimburse to Purchaser an amount (the “Purchase Price Adjustment”) equal to the reduction in value of the affected Asset based upon the breach or (C) repurchase the affected Asset at the Repurchase Price. To the extent that Seller elects to reimburse Purchaser as specified in clause (B) above, Seller and Purchaser shall mutually endeavor to agree upon the Purchase Price Adjustment within such sixty (60) day period. In no event, however, shall the Purchase Price Adjustment exceed an amount equal to the Repurchase Price for the applicable Asset. In the event that the Seller and Purchaser are unable to mutually agree upon the Purchase Price Adjustment, the Purchaser may request that Seller proceed in accordance with (C) above, in which case Seller shall then proceed in accordance with (C) above. Any payment by Seller of the Purchase Price Adjustment shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser.

(d) Repurchase Procedures. If the Seller elects to repurchase an affected Asset pursuant to Section 6.2(c), or is unable to cure any breach pursuant to Section 6.2(c), Seller shall repurchase such affected Mortgage Loan, on a whole loan, servicing released basis or such affected REO Property, as the case may be, at the Repurchase Price. In connection with any repurchase of a Mortgage Loan or REO Property hereunder by Seller and concurrent with the payment of the Repurchase Price, Purchaser shall tender, pursuant to a mutually acceptable bailee letter, to the Seller all portions of the Mortgage File and Servicing File with respect to such Mortgage Loan or Property File with respect to such REO Property, as the case may be, previously delivered to Purchaser. Within one (1) Business Day of receiving such files, Seller shall pay the Repurchase Price to Purchaser by wire transfer of immediately available funds to an account designated in writing by Purchaser.

(e) Transfer Documentation; Further Assurances; Transfer and Recordation Taxes and Fees. Transfer of the Asset shall be effected by the execution and delivery by Purchaser of documents substantially similar to those by which such Asset was transferred to Purchaser. Purchaser shall execute and deliver any and all such additional assignments, deeds, instruments of transfer and other documents as Seller may reasonably require in order to complete the transactions contemplated hereunder. Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase, and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase.

(f) Conditions to Seller’s Obligation to Repurchase. Seller’s election to repurchase any Asset shall, except as noted below, be conditioned on such Asset being in substantially the same condition as when such Asset was conveyed by Seller to Purchaser on the Closing Date, meaning that:

(i) The physical condition of the Mortgaged Property or REO Property shall be substantially the same (normal wear and tear excepted) as it was on the Closing Date (other than in respect of a fully insured casualty loss (subject to a deductible no greater than the deductible in effect on the Closing Date) or condemnation, in which event the Insurance Proceeds and/or Condemnation Proceeds shall be reassigned to Seller);

(ii) The terms of the Mortgage Loan shall not have been modified, renewed, renegotiated, compromised, settled, released or substantially impaired;

(iii) The condition of title to the Asset shall be substantially the same as conveyed to Purchaser;

(iv) The collateral for such Mortgage Loan shall be substantially the same, except to the extent that any of such collateral and proceeds therefrom (including, without limitation, escrows and deposits) have been expended for its intended purpose or otherwise in a commercially prudent manner;

(v) There shall be no claim of any party against Seller that is the result of any action or inaction of Purchaser or any agent, successor or assign of Purchaser other than any claim as to which Seller shall have received an indemnification in form and substance acceptable to Seller from Purchaser; and

(vi) Purchaser or its designee shall have continued prudent servicing of the Asset to the repurchase date.

Section 6.3. Indemnification by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable attorneys’ fees and expenses and related costs, expenses of litigation, judgments, and any other reasonable costs, fees and expenses (each, a “Liability”) directly resulting from a claim by an unrelated third party relating to (i) a breach of a material representation or warranty made by Purchaser pursuant to Section 3.1 of this Agreement or (ii) Purchaser’s ownership, servicing or management of any Asset to the extent such Liability relates to matters arising from and after the Closing Date; provided, however, that Purchaser shall not be liable to Seller under this clause (ii) for any Liabilities resulting solely from any action or omission on the part of Seller with respect to Seller’s servicing or management of such Asset prior to the Closing Date.

Section 6.4. Indemnification by Seller. Seller shall indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable attorneys’ fees and expenses and related costs, expenses of litigation, judgments, and any other reasonable costs, fees and expenses (each, a “Liability”) directly resulting from a claim by an unrelated third party relating to (i) a breach of a material representation or warranty made by Seller pursuant to Section 3.2 of this Agreement or (ii) Seller’s ownership, servicing or management of any Asset to the extent such Liability relates to matters arising prior to the Closing Date; provided, however, that Seller shall not be liable to Purchaser under this clause (ii) for any Liabilities resulting solely from any action or omission on the part of Purchaser with respect to Purchaser’s servicing or management of such Asset from and after the Closing Date.

ARTICLE VII SUBSEQUENT DOCUMENTATION

At any time, and from time to time after the Closing Date, upon the reasonable request of a party hereto, and at the expense of such party, the other party shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in order to better assign, transfer, grant, convey, assure and confirm to Purchaser, to collect and reduce to possession, any or all of the Mortgage Loans or REO Properties as provided for herein or to effectuate the purpose and carry out the terms of this Agreement. The parties shall make every effort to minimize any such requests and to eliminate the need for any such requests three (3) months after the Closing Date. In addition, in the event that Seller determines that it requires access to any documents relating to any Asset for accounting, tax, litigation or other purposes, Purchaser shall promptly provide copies of such documents to Seller at Seller’s expense.

ARTICLE VIII
POST CLOSING LITIGATION

Section 8.1 Notice of Litigation If on or after the Closing Date any litigation is commenced naming the Seller and/or Servicer as a defendant either in a direct action, or in a counterclaim, or in any bankruptcy proceeding, where there is a claim against Seller and/or Servicer, which litigation relates to any of the Mortgage Loans or REO Properties being sold pursuant to this Agreement, the Purchaser shall, within seven (7) Business Days of its receipt of service of process or notice contained in a pleading, give notice to the Seller and/or Servicer in accordance with Article IX herein.

Section 8.2 Management of Litigation (a) Within ten (10) Business Days of receipt of such notice, the Seller shall notify the Purchaser that if the claim solely involves the Seller and/or Servicer: (i) the Seller shall manage the defense of the litigation, including, but not limited to, choosing outside counsel and shall be responsible for all litigation expenses relating to such action; or (ii) the Seller will allow the Purchaser to manage the litigation, including, but not limited to choosing outside counsel and Seller will be responsible for all litigation expenses relating to such action.

(b) If the claim solely involves the Purchaser, the Purchaser shall manage the defense of the litigation, including, but not limited to, choosing outside counsel and Purchaser shall be responsible for all litigation expenses relating to such action.

(c) If the claim involves the Purchaser and Seller and/or Servicer then the Purchaser and Seller agree to cooperate in the management and defense of any such claims either through joint representation by outside counsel or through separate counsel and will mutually agree on the responsibility for managing such claims and shall allocate all costs of the litigation between them in as equitable a manner as possible.

(d) If the parties cannot agree whether the claim falls under Subsections (a) or (b) of this Section 8.2, then the claim shall fall under Subsection (c) of this Section 8.2 .

Section 8.3 Expectation of the Parties It is the expectation of the parties that routine legal proceedings such as mechanics lien actions, municipal code violations and third party foreclosures, will be managed solely by Purchaser at Purchaser’s expense and that substantive legal issues regarding origination or servicing of the Mortgage Loan or REO Property that occurred prior to the Closing Date will be managed by Seller at Seller’s expense.

ARTICLE IX
NOTICES

Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally on a Business Day or if not delivered on a Business Day, the next succeeding Business Day, (c) when transmitted on a Business Day or if not transmitted on a Business Day, the next succeeding Business Day, if sent by facsimile if a confirmation of transmission is produced by the sending machine, or (d) when delivered on a Business Day or if not delivered on a Business Day, the next succeeding Business Day, if sent by overnight mail or national overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses as shall be specified by like notice):

If to Seller:

GRP Loan, LLC
GRP Strategies, LLC
360 Hamilton Avenue
White Plains, NY 10601
Attention: Kristin L. Tess

With copies to:

Sallie Mae, Inc.
300 Continental Drive
Newark, DE 19713
Attention: Al Natali

and

Sallie Mae, Inc.
12061 Bluemont Way
Reston, VA 20190
Attention: Andrew G. Wachtel

If to Purchaser:

DLJ Mortgage Capital, Inc.
11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: Bruce Kaiserman

With a copy to:

DLJ Mortgage Capital, Inc.
11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: General Counsel – RMBS

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval declaration or other communication.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 10.2. Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.

Section 10.3. Headings. The headings of the Articles contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 10.4. Prior Understandings; Integrated Agreement. This Agreement supersedes any and all prior discussions and agreements (written or oral) between the Seller and the Purchaser with respect to the purchase of the Mortgage Loans and REO Properties and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein and constitutes the final complete expression of the intent and understanding of the Purchaser and the Seller.

Section 10.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.6. Survival. Each and every representation, warranty and covenant contained in this Agreement and the indemnifications contained in Section 6.3 and in Section 6.4 of this Agreement shall survive the Closing and shall not merge into the Closing Documents, but instead shall be independently enforceable except to the extent expressly limited herein, provided, however, each of the representations and warranties contained in Article III hereof shall terminate on the twelve (12) month anniversary of the Closing Date.

Section 10.7. Governing Law; Jurisdiction; Venue. (a)  This Agreement shall be deemed to have been made in the State of New York, and shall be interpreted and the rights and obligations of the Seller and the Purchaser hereunder determined, in accordance with the laws of such state, without regard to the principles of conflicts of law of such state.

(b) For the purposes of any suit, action or proceeding involving this Agreement, Seller and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Seller and Purchaser agree that such courts shall have exclusive jurisdiction over any such suit, action, or proceeding commenced by either or both of said parties. In furtherance of such agreement, either party agrees upon the request of the other party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

(c) Seller and Purchaser hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.8. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

Section 10.9. Successors and Assigns. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding and shall inure to the benefit of, Seller and Purchaser and their respective successors and assigns. Notwithstanding the foregoing, Purchaser shall not assign its rights under this Agreement without the prior written consent of Seller which will not be unreasonably withheld or delayed. In no event shall any assignment hereunder relieve the assignor of its obligations hereunder, unless agreed in writing. Notwithstanding the foregoing, without the prior written consent of Seller, Purchaser may assign all of its rights hereunder to an institutional trustee or to another single purpose issuer of mortgage backed securities or to a special servicer that will service the Mortgage Loans for any of the foregoing.

Section 10.10. Omitted

Section 10.11. Brokers. Purchaser and Seller shall be responsible for paying their respective consultant fees or broker fees and expenses incurred in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and shall hold harmless and indemnify the other for any claims or demands for such brokerage fees and expenses.

Section 10.12. Consultation and Dispute Resolution. In the event of any dispute arising under or with respect to this Agreement or a breach thereof or a party’s obligations hereunder, the parties agree that prior to pursuing any rights or remedies a senior officer of the Seller and a senior officer of the Purchaser shall meet and attempt to resolve such dispute.

Section 10.13. Execution and Delivery. This Agreement does not constitute an offer to sell and shall not bind the parties hereto unless and until each elects to be bound hereby by executing and delivering to the other an executed original counterpart hereof.

Section 10.14. No Third Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the parties to whom such representation, warranties or agreements are made and their permitted assigns, shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

Section 10.15. No Recordation. NEITHER SELLER NOR PURCHASER MAY RECORD THIS AGREEMENT. ALL RECORDING OFFICERS ARE HEREBY DIRECTED NOT TO RECORD THIS AGREEMENT. To the extent that any such filing is made in violation of the Agreement, the party effecting such filing shall indemnify the other against any damages incurred by the other in connection therewith. The provisions of this paragraph shall survive the termination of this Agreement.

Section 10.16. Time of the Essence. Time shall be of the essence with respect to the time periods specified in this Agreement.

Section 10.17. Confidentiality. Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over a party, provided such information is identified as confidential non-public information.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

SELLER:	PURCHASER:
GRP Loan, LLC	DLJ Mortgage Capital, Inc.
By: /s/ Kristin Tess	By: /s/ A. Adam Loskove
Name: Kristin Tess	Name: A. Adam Loskove
Title: President	Title: Vice President
GRP Strategies, LLC
By: /s/ Kristin Tess
Name: Kristin Tess
Title: President

Schedule of Exhibits

SCHEDULE 1	Schedule of Mortgage Loans and REO Properties
SCHEDULE 2	Report of proceeds received after the Cut-Off Date and up to the Closing Date and REO Properties under contract
SCHEDULE 3	List of tenant-occupied Mortgaged Properties for which a received collects rents
SCHEDULE 4	Omitted

SCHEDULE 1

SCHEDULE OF MORTGAGE LOANS AND REO PROPERTIES WITH BID PERCENTAGE

SCHEDULE 2

PAYMENTS RECEIVED AFTER
CUTOFF DATE AND REO PROPERTIES UNDER CONTRACT OF SALE

SCHEDULE 3

RENT RECEIVERSHIP PROPERTY SCHEDULE

SCHEDULE 4

OMITTED